Exhibit (h)(3)(ii)

NEUBERGER BERMAN INCOME FUNDS
TRUST CLASS
ADMINISTRATION AGREEMENT

SCHEDULE A

SERIES

Neuberger Berman Institutional Cash Fund

Neuberger Berman Limited Maturity Bond Fund

Dated: February 9, 2001